UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 20, 2008
TeleTech Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-11919	84-1291044
(State of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)
9197 S. Peoria Street, Englewood, Colorado 80112
(Address of principal executive offices, including Zip Code)
Telephone Number: (303) 397-8100
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 8.01 Other Events
Independent Review of Accounting for Equity-Based Compensation Practices
     On November 8, 2007, the Company announced that its Audit Committee was in the process of conducting a review (the “Review”) of the Company’s equity-based compensation practices and the accounting related thereto. The Audit Committee initiated the Review on September 17, 2007 upon the request of the Company. On February 20, 2008, the Company announced that the Audit Committee had completed the Review, reported its recommendations to the Board of Directors (the “Board”) and the Board has accepted the Audit Committee’s recommendations. Although the Review concluded that there was no willful misconduct and no evidence of improper conduct by any current member of senior management (including the Chairman and Chief Executive Officer, Kenneth D. Tuchman and the Vice Chairman, James E. Barlett), the Audit Committee did make certain findings and recommendations, which are described in more detail below. The Company is implementing the recommendations and working with its auditors to complete the restatement of its financial statements as discussed below.
Summary of the Review
     The comprehensive Review was commenced by the Company’s Audit Committee in September 2007 with the assistance of independent legal counsel from Weil, Gotshal & Manges LLP (“Weil, Gotshal”) and forensic accounting assistance from Navigant Consulting, Inc. (“Navigant”). The Review covered the period from the Company’s IPO in 1996 through August 2007. During this period, the Company granted 4,246 individual equity-based awards as incentives to employees from an annual pool of awards, in connection with hiring new employees, promotions, or to recognize special services, and to directors and certain consultants. Weil, Gotshal and Navigant conducted interviews of 33 current and former employees, officers and directors, some more than once, and reviewed hundreds of thousands of pages of documents and electronic records. No restrictions were placed by the Company on the Audit Committee or its advisors in connection with the Review and the Company cooperated fully with the Review.
     On November 8, 2007, before the public announcement of the Review, the Audit Committee, through its counsel, notified the staff of the Securities and Exchange Commission (the “SEC”) of the Review. Weil, Gotshal has discussed the findings of the Review with the SEC staff. The Company will cooperate fully with the SEC.
     The Company also promptly informed PricewaterhouseCoopers LLP, its independent registered public accounting firm (which was appointed in May 2007), and Ernst & Young LLP, the former independent registered public accounting firm (from 2002 through the first quarter of 2007), about the Review. The Audit Committee, its independent advisors and the Company have kept both firms regularly informed on the progress of the Review.

Findings
     Findings of the Review include:
•	There was no willful misconduct in connection with the Company’s equity compensation granting process.

•	There was no evidence of improper conduct by the Chairman and Chief Executive Officer, the Vice Chairman, any current member of senior management, any past or present member of the Compensation Committee, or any other outside director.

•	There was no regular or systematic practice of using hindsight to select grant dates and no pattern of consistently hitting “lows.”
     Other findings, mostly related to periods prior to 2002, which the Company believes should be viewed within the context of the Report’s finding of no willful misconduct, include:
•	Certain employees/officers involved in the administration of the Company’s stock options, none of which are actively employed by the Company, did not adequately meet all of the demands of their positions and/or did not adequately appreciate their responsibilities in the stock option granting process, particularly in the period prior to 2002.

•	There were control and other deficiencies in the Company’s equity compensation granting process.

•	The Company’s policies were not sufficient to ensure compliance with all applicable accounting and disclosure rules relevant to equity compensation.

•	There were episodic instances of selecting grant dates with some hindsight.
o	There was some evidence that certain employees involved in selecting grant dates, none of which are actively employed by the Company, had some understanding of the accounting implications of selecting dates with hindsight. However, there was no conclusive evidence demonstrating that those involved in selecting dates knowingly and/or purposely violated accounting or disclosure rules.
•	There were instances where the Company failed to appreciate that certain required granting actions needed to be completed before a measurement date for a grant could be established under applicable equity compensation accounting rules.

•	Certain stock option awards were not properly recorded under applicable equity compensation accounting rules, including in connection with:
o	modification of grants;

o	a recipient’s status as a consultant or an employee; and

o	treatment of performance-based vesting conditions.
     The Review also included the following findings:
•	Grants to the Company’s current Chairman and Chief Executive Officer and current Vice Chairman made in certain years exceeded an annual individual award limit contained in the Company’s 1999 Stock Option and Incentive Plan (the “Plan”). The Compensation Committee was not aware that such grants exceeded this limit and the Company’s processes did not identify the errors.
o	None of these options which were part of the over Plan grants were exercised by either the Chairman and Chief Executive Officer or the Vice Chairman.

o	These grants have been confirmed by the Compensation Committee, which, in light of findings of the Audit Committee’s investigation, has concluded that the Compensation Committee’s authorization of the grants should be deemed an amendment of the Plan limit to permit the grants under the Plan.

o	No accounting adjustment for past periods is required due to the grants having exceeded the limits or for the confirmation of the grants.
Recommended Actions Regarding Equity Compensation Grant and Corporate Governance Practices and Misdated Options
     The Review identifies various deficiencies in the process of granting and documenting equity compensation awards. The Audit Committee recommended, among other things, that the Company formalize existing policies and implement additional policies and procedures including:
•	making annual pool grants at a set time each year and allocating annual grants to recipients before the grant date;

•	making new hire, promotion and special circumstance grants on a set date in the future;

•	making all grants that require Compensation Committee approval at a duly convened meeting, absent extraordinary circumstances warranting action by unanimous written consent, and providing the Compensation Committee with information on the accounting treatment and any non-standard terms of each proposed grant;

•	refining the delegation of grant-making authority to management to (i) authorize only designated officers to make grants, (ii) limit the total shares for which management may make grants in any year, and (iii) establish a requirement that at least two executives sign-off in writing on any grant made pursuant to delegated authority;

•	designating a senior member of the Human Capital Department who, supported by designated members of the Legal, Tax and Accounting Departments, shall be responsible for signing off on each grant. These persons shall be responsible for signing off in advance on the permissibility of each grant under applicable law, the relevant plan and Company policies. They shall also be responsible for determining, before the grant is approved, the accounting to be applied to the grant and, afterwards, for confirming the sufficiency of the approval and recipient notification documentation and assuring that proper disclosure is made of the grant;

•	establishing more rigorous grant reporting requirements to ensure prompt reporting of all grants to third-party equity plan administrators;

•	other than as approved under new grant procedures, prohibiting any changes to grants after their approval date, other than to withdraw a grant to an individual in its entirety because of a change in circumstances between approval and issuance of the grant (or to correct clear clerical errors);

•	undertaking a training program for pertinent personnel in the terms of the Company’s equity compensation plans and improved policies and procedures;

•	expanding internal audit procedures relating to grant approval and documentation;

•	formalizing the Company’s grant policies and procedures in a policy statement approved by the Board;

•	reviewing the new equity compensation grant practices after one year of operation;

•	implementation of corporate governance “best practices,” including the election of additional independent directors and the appointment of an independent director as the Board’s “lead director”;

•	the Company should honor all outstanding options on the terms originally granted notwithstanding that in certain instances errors were made in the dating of options; and

•	the Company should enter into appropriate arrangements with the Chairman and Chief Executive Officer and the Vice Chairman, who have volunteered to forego any benefits from the errors made by the Company in the dating of their options, taking into account tax and other considerations.
Financial Statement Restatements
     Based on the Review and management’s own additional review, the Company has concluded that incorrect measurement dates for certain equity grants were used at various times during the accounting periods covered by the Review. As a result, the Company has determined that it will be necessary to restate its financial statements for the fiscal years 2005 and 2006 and the first two quarters of 2007. The Company is working with its auditors to finalize the quantification of the restatement adjustment and the periods impacted. The Company intends to complete this restatement concurrently with the filing of its third quarter 2007 Quarterly Report on Form 10-Q and its 2007 Annual Report on Form 10-K. Restatement adjustments for periods prior to 2005 will be reflected as adjustments to the beginning balances of stockholders’ equity in 2005. Given that the restatement adjustments are expected to largely impact periods prior to 2002, additional information on all pre-2005 restatement adjustments will be set forth in the notes to the restated financial statements. The Company has concluded that it has a material weakness in its internal control over financial reporting with respect to its equity compensation practices for 2007. The Company is in the process of remediating this material weakness by, among other things, implementing the Audit Committee’s recommendations discussed above.
     Although the Company is working diligently to complete its restated financial statements and file its Annual Report on Form 10-K for the year ended December 31, 2007 in a timely manner (with permitted extensions, by March 17, 2008), there can be no assurance that such filing will be made by the required due date.
NASDAQ Listing Exception Determination
     On February 20, 2008, the Company received a determination letter from the Nasdaq Hearings Panel on its request for continued listing on the NASDAQ Global Market in light of the fact that TeleTech has not yet filed its Quarterly Report on Form 10-Q for the quarter ended September 30, 2007. The failure to file put the Company out of compliance with the filing requirements under Nasdaq Marketplace Rule 4310(c)(14) and the Nasdaq staff had notified the Company that the Company was subject to being delisted. The Nasdaq Hearings Panel has given the Company until May 12, 2008 to become current in its delinquent periodic reports, subject to the Company providing additional information to the Panel. The determination letter notes that if the Company is not able to meet the exception deadline, the Panel will issue a final determination to delist the Company’s shares.
409A Tax Payments
     In connection with the Review, on December 14, 2007, the Company’s Board of Directors determined that in the case of stock options issued with exercise prices that were lower than the fair market value on the appropriate measurement dates, the Company would pay the taxes assessed upon employees (including named executive officers) under Internal Revenue Code Section 409A, including tax “gross-ups,” to make the employees whole for any adverse tax consequences arising as a result of the vesting or exercise of such options in 2006 and 2007. Although the amount of such payments has not yet been finalized, it will be included as expense in the Company’s financial statements.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits

Exhibit No.	Description
99.1	Press Release issued by TeleTech Holdings, Inc., dated February 20, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

TeleTech Holdings, Inc.
By:	/s/ Kenneth D. Tuchman
KENNETH D. TUCHMAN
Chief Executive Officer

Dated: February 20, 2008

Exhibit Index

Exhibit No.	Description
99.1	Press Release issued by TeleTech Holdings, Inc., dated February 20, 2008.